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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported) December 21, 2000




                          US INDUSTRIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)




           Delaware                       0-22388                99-0273889
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)





     40 Skokie Boulevard, Suite 110
          Northbrook, Illinois                                      60062
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(Address of principal executive offices)                          (Zip Code)




                                 (847) 509-8500
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              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 21, 2000, Deere Park Capital, L.L.C., an Illinois limited liability Company ("Deere Park Capital"), entered into a Stock Purchase Agreement (the "Purchase Agreement") with Frank J. Fradella ("Fradella") pursuant to which Fradella acquired 3,587,929 shares (the "Purchased Shares") of the common stock of US Industrial Services, Inc. ("Registrant") for an aggregate cash purchase price of $1,150,000. The Purchase Agreement also provides for the grant of an option (the "Option") to Fradella to purchase an additional 3,337,929 shares of Registrant's common stock from Deere Park Capital for a period of six months from December 21, 2000 (the "Expiration Date"), subject to earlier termination as described below, for a cash purchase price of $2,300,000.

     Prior to the date of the Purchase Agreement, Deere Park Capital owned an aggregate of 7,175,858 shares of Registrant's common stock, constituting approximately 81.9% of Registrant's outstanding common stock. As a result of the Purchase Agreement, each of Deere Park Capital and Fradella currently owns approximately 40.9% of Registrant's outstanding common stock. In the event that Fradella exercises the Option, he will own approximately 79% of Registrant's outstanding common stock.

     Pursuant to the terms and conditions of the Purchase Agreement, the Option will terminate prior to the Expiration Date in the event that (i) Fradella does not vote the Purchased Shares with Deere Park Capital on any matter concerning Registrant or (ii) Fradella and any person designated by him as a director of Registrant do not cast their votes as directors of Registrant with the directors of Registrant designated by Deere Park Capital. In addition, the Option will terminate prior to the Expiration Date in the event that Registrant acquires positive working capital in an amount equal to or greater than $2,300,000.

     As a result of the Purchase Agreement, Deere Park Capital and Fradella currently share control of Registrant equally based on their combined ownership of approximately 81.9% of Registrant's outstanding common stock and, upon any exercise of the Option by Fradella, Fradella will acquire control of Registrant based on his ownership of approximately 79% of Registrant's outstanding common stock. Deere Park Capital and Fradella have agreed that Fradella will designate a fourth member of Registrant's Board of Directors, which currently consists of Fradella and Allen S. Gerrard and James A. Chatz, each of whom was designated by Deere Park Capital.

     Fradella financed $300,000 of the purchase price for the Purchased Shares with funds obtained from an individual unrelated to Registrant. Pursuant to the unsecured promissory note issued by Fradella to such individual in connection with the financing, the entire principal amount plus interest at the rate of 7% per annum is due and payable on December 21, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     See Exhibit Index attached.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     US INDUSTRIAL SERVICES, INC.
Date: January 5, 2001


                                     By:   /s/ Frank Fradella
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                                           Frank Fradella
                                           President and Chief Executive Officer








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                                  EXHIBIT INDEX

Exhibit Number      Document
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2.1                 Stock Purchase Agreement, dated as of December 21, 2000,
                    between Deere Park Capital, L.L.C. and Frank J. Fradella.

99.1                Press Release of US Industrial Services, Inc., dated January
                    5, 2001.